UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2023

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	001-39379	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6890 E Sunrise Drive, Suite 120-506 Tucson, AZ	75254
(Address of Principal Executive Offices)	(zip code)

(206) 796-0173

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

9.25% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	COMSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the Company’s minimum Market Value of Publicly Held Shares, as defined by Nasdaq (“MVPHS”), of the Company’s 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock (“Preferred Stock”) has been below the minimum $1 million requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5555(a)(4) (the “Minimum Market Value of Publicly Held Shares Requirement”).

The letter has no immediate effect on the listing of the Preferred Stock on the Capital Market tier of The Nasdaq Stock Market, and the Preferred Stock will continue to trade under the symbol “COMSP,” subject to the Company’s compliance with the other continued listing requirements of Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a compliance period of 180 calendar days from receipt of the letter, or until December 18, 2023, to regain compliance with the Minimum Market Value of Publicly Held Shares Requirement. To regain compliance with the Minimum Market Value of Publicly Held Shares Requirement, the Company’s Preferred Stock MVPHS must be $1 million or more for a minimum of 10 consecutive business days during the compliance period ending on December 18, 2023. There can be no assurance that the Company will be able to regain compliance with either listing requirement.

If the Company does not regain compliance within the applicable compliance period, Nasdaq will provide written notification to the Company that the Preferred Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that, if the Company decides to appeal the delisting determination, such appeal would be successful.

The Company intends to actively monitor the Company’s Preferred Stock MVPHS and evaluate available options to regain compliance with each such requirement. There can be no assurance that the Company will be able to regain compliance with this requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intent to monitor its MVPHS and evaluate available options, including transferring to The Nasdaq Capital Market. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our other reports filed with the United States Securities and Exchange Commission. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2023	COMSOVEREIGN HOLDING CORP.

	By:	/s/ David Knight
David Knight
Chief Executive Officer

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